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                                                                    Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Genesis Direct, Inc.:


     We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-        ) pertaining to the Genesis Direct, Inc. 1997
Long-Term Incentive Plan and the Genesis Direct, Inc. 1998 Employee Stock Purchase Plan of our report included in its Registration Statement (Form S-1 No. 47455) which was filed with the Securities and Exchange Commission and declared effective May 6, 1998. Our report refers to a change in the method of accounting for income taxes in fiscal 1994.


                                       /s/ KPMG PEAT MARWICK LLP
                                       KPMG Peat Marwick LLP

Dallas, Texas
May 26, 1998